Exhibit 99.1

News Release

P.O. Box 110    ¡    Route 5    ¡    South Deerfield    ¡    MA    ¡    01373-0110

FOR IMMEDIATE RELEASE

Contact: Gregory Hunt

(413) 665-8306, Ext. 4414

The Yankee Candle Company, Inc. Reports

Fiscal 2010 Third Quarter Results

South Deerfield, MA – November 12, 2010 – Yankee Holding Corp. and The Yankee Candle Company, Inc. (“Yankee Candle” or the “Company”) today announced financial results for the third quarter ended October 2, 2010. Yankee Holding Corp. is a holding company formed in connection with the Company’s Merger with an affiliate of Madison Dearborn Partners, LLC on February 6, 2007 (the “Merger”), and is the parent company of The Yankee Candle Company, Inc.

Sales for the third quarter of 2010 were $175.8 million, a $7.0 million or 4.1% increase from the prior year third quarter. Sales in the Company’s wholesale business were $96.2 million, an increase of $3.4 million or 3.7% versus the prior year third quarter. Retail sales were $79.6 million, an increase of $3.6 million or 4.7% from the third quarter of fiscal 2009.

The Company generated net income of $8.8 million for the third quarter of 2010 compared to a net loss of $0.7 million, for the third quarter of 2009.

The Company presents EBITDA (earnings/loss from continuing operations before interest, income taxes, depreciation and amortization) and Adjusted EBITDA (as defined below) to provide investors with additional information to evaluate the Company’s operating performance and its ability to service its debt. EBITDA for the third quarter of 2010 increased by 10.8% to $43.0 million, or 24.5% of sales, compared to $38.9 million, or 23.0% of sales for the prior year third quarter. Adjusted EBITDA for the third quarter of 2010 increased by 9.1% to $44.4 million as compared to Adjusted EBITDA for the prior year third quarter of $40.7 million. Reconciliations of third quarter results to EBITDA and Adjusted EBITDA, which are non-GAAP financial measures, are included at the end of this press release.

“Given the ongoing economic and consumer challenges, we were pleased that both our Retail and Wholesale businesses produced solid year over year sales growth in the third quarter,” said Harlan Kent, the Company’s Chief Executive Officer. “Just as importantly, we have remained diligent in our focus on supply chain productivity and company-wide cost control initiatives, which has helped us to deliver strong Adjusted EBITDA growth versus the prior year quarter.”

Third Quarter Highlights:

•

Retail sales were $79.6 million, an increase of $3.6 million or 4.7% from the third quarter of fiscal 2009, driven primarily by increased sales at retail stores opened after the third quarter of 2009 and an increase in sales in our Consumer Direct business.

•

Comparable sales in the 486 Yankee Candle retail stores, including the South Deerfield and Williamsburg flagship stores, that have been open for more than one year increased by 0.4%, while the Consumer Direct business increased by 17.6% over the prior year third quarter. Total retail comparable sales, including the Consumer Direct business, increased by 1.7% compared to the prior year third quarter.

•

Wholesale sales were $96.2 million in the third quarter, an increase of $3.4 million or 3.7% from the prior year third quarter. The increase was driven primarily by an increase in sales in our International business (consisting of our European operations and Asian distributors).

Nine Months Ended October 2, 2010 Highlights:

•

Retail sales were $225.0 million, an increase of $16.3 million or 7.8% from the first nine months of fiscal 2009, driven primarily by an increase in new stores opened after the third quarter of 2009 and an increase in comparable store sales. Comparable store sales increased by 1.9% over the prior year period. Total retail comparable sales, including the Consumer Direct business, increased by 2.8% compared to the prior year.

•

Wholesale sales were $217.1 million for the first nine months of fiscal 2010, an increase of $19.0 million or 9.6% from the first nine months of fiscal 2009. The increase was driven primarily by an increase in sales in our International business coupled with increased sales to new domestic wholesale accounts.

“We are encouraged by the third quarter and year to date operating results of our business, particularly given the still challenging consumer environment,” said Mr. Kent. “While we have seen some encouraging macro-level forecasts for the holiday shopping season, buying behavior remains inconsistent from month to month. As a result, we remain cautious with respect to our outlook for the fourth quarter and are planning our business accordingly. That said, we have an energized Yankee Candle team, strong new Holiday fragrances and exciting merchandising plans that we believe position us well to capitalize on any positive Holiday trends.”

Earnings Conference Call:

The Company will host a conference call to be broadcast via the Internet at 11:00 a.m. (EST) this morning to more fully discuss its third quarter results. The dial-in number is (800) 860-2442, for International Calls the dial-in number is (412) 858-4600. When greeted by the operator, request the conference by stating the Company and the host’s last name (Yankee Candle/Kent) or reference the conference title (Q3 2010 Yankee Candle Earnings Conference Call). This call is being webcast by MultiVu and can be accessed at The Yankee Candle Company’s web site at www.yankeecandle.com. Click on the “About Us” link, and then select the “Investor Information” link. Enter your registration information ten minutes prior to the start of the conference.

About Yankee Candle

The Yankee Candle Company, Inc. is the leading designer, manufacturer, wholesaler and retailer of premium scented candles, based on sales, in the giftware industry. Yankee Candle has a 40-year history of offering distinctive products and marketing them as affordable luxuries and consumable gifts. The Company sells its products through a North American wholesale customer network of approximately 20,700 store locations, a growing base of Company owned and operated retail stores (513 Yankee Candle Stores located in 43 states as of October 2, 2010), direct mail catalogs, and its Internet website (www.yankeecandle.com). Outside of North America, the Company sells its products primarily through its subsidiary, Yankee Candle Company (Europe), Ltd., which has an international wholesale customer network of approximately 4,700 store locations and distributors covering a combined 47 countries.

This press release may contain certain information constituting “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to the statements contained herein with respect to management’s current estimates of the Company’s financial and operating results for Fiscal 2010, and any other statements concerning the Company’s or management’s plans, objectives, goals, strategies, expectations, estimates, beliefs or projections, or any other statements concerning future performance or events. Actual results could differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties, including but not limited to the following: the impact of the ongoing economic situation and any continued deterioration in consumer confidence or spending; the risk that the substantial indebtedness incurred in connection with the Merger, and the debt agreements entered into in connection therewith, might restrict our ability to operate our business and pursue certain business strategies; the risk that we may not be able to generate sufficient cash flows to meet our debt service obligations; the current economic conditions in the United States as a whole and the continuing weakness in the retail environment; the risk that we will be unable to maintain our historical growth rate; the effects of competition from others in the highly competitive giftware industry; our ability to anticipate and react to industry trends and changes in consumer demand; our dependence upon our senior executive officers; the risk of loss of our manufacturing and distribution facilities; the impact on the price of our notes of seasonal, quarterly and other fluctuations in our business; the risk of any disruption in wax supplies; and other factors described or contained in the Company’s most recent Annual Report on Form 10-K on file with the Securities and Exchange Commission. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. While we may elect to update certain forward-looking statements at some point in the future, we specifically disclaim any obligation to do so even if experience or future events may cause the views contained in any forward-looking statements to change.

Yankee Holding Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands)

(Unaudited)

	Thirteen Weeks Ended October 2, 2010			Thirteen Weeks Ended October 3, 2009
Sales:
Retail	$79,585	45.28%		$75,989	45.03%
Wholesale	96,165	54.72%		92,759	54.97%

Total sales	175,750	100.00%		168,748	100.00%

Cost of sales	74,103	42.16%		71,232	42.21%

Gross profit	101,647	57.84%		97,516	57.79%

Selling expenses:
Retail	41,741	52.45	% (A)	39,635	52.16	% (A)
Wholesale	10,101	10.50	% (B)	8,844	9.53	% (B)

Total selling expenses	51,842	29.50%		48,479	28.73%

General & administrative expenses	15,676	8.92%		19,158	11.35%
Restructuring charge	—	0.00%		906	0.54%

Income from operations	34,129	19.42%		28,973	17.17%
Interest income	—	0.00%		(1)	0.00%
Interest expense	20,525	11.68%		20,740	12.29%
Other expense	484	0.28%		5,929	3.51%

Income before provision for income taxes	13,120	7.47%		2,305	1.37%
Provision for income taxes	4,247	2.42%		1,045	0.62%

Income from continuing operations	8,873	5.05%		1,260	0.75%

Loss from discontinued operations, net of income taxes	(49)	-0.03%		(1,995)	-1.18%

Net income (loss)	$8,824	5.02%		$(735)	-0.44%

(A)	Retail selling expenses as a percentage of retail sales.
(B)	Wholesale selling expenses as a percentage of wholesale sales.

Yankee Holding Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands)

(Unaudited)

	Thirty-Nine Weeks Ended October 2, 2010			Thirty-Nine Weeks Ended October 3, 2009
Sales:
Retail	$224,974	50.89%		$208,673	51.29%
Wholesale	217,119	49.11%		198,146	48.71%

Total sales	442,093	100.00%		406,819	100.00%

Cost of sales	192,102	43.45%		174,531	42.90%

Gross profit	249,991	56.55%		232,288	57.10%

Selling expenses:
Retail	120,913	53.75	% (A)	114,601	54.92	% (A)
Wholesale	28,755	13.24	% (B)	24,501	12.37	% (B)

Total selling expenses	149,668	33.85%		139,102	34.19%

General & administrative expenses	46,307	10.47%		49,861	12.26%
Restructuring charge	829	0.19%		1,881	0.46%

Income from operations	53,187	12.03%		41,444	10.19%
Interest income	—	0.00%		(12)	0.00%
Interest expense	58,794	13.30%		64,279	15.80%
Other expense	9,968	2.25%		7,408	1.82%

Loss before benefit from income taxes	(15,575)	-3.52%		(30,231)	-7.43%
Benefit from income taxes	(6,051)	-1.37%		(13,100)	-3.22%

Loss from continuing operations	(9,524)	-2.15%		(17,131)	-4.21%

Loss from discontinued operations, net of income taxes	(342)	-0.08%		(7,614)	-1.87%

Net loss	$(9,866)	-2.23%		$(24,745)	-6.08%

(A)	Retail selling expenses as a percentage of retail sales.
(B)	Wholesale selling expenses as a percentage of wholesale sales.

Yankee Holding Corp. And Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	October 2, 2010	January 2, 2010

ASSETS

Current Assets:
Cash	$2,003	$9,095
Accounts receivable, net	75,504	43,928
Inventory	99,814	59,530
Prepaid expenses and other current assets	21,214	12,094
Deferred tax assets	13,682	11,208

Total Current Assets	212,217	135,855
Property and Equipment, net	121,119	124,768
Marketable Securities	1,254	1,168
Deferred Financing Costs	15,901	18,731
Other Assets	929,001	938,558

Total Assets	$1,279,492	$1,219,080

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$40,524	$21,648
Accrued payroll	9,570	15,613
Other accrued liabilities	53,545	63,450

Total Current Liabilities	103,639	100,711
Deferred Compensation Obligation	1,376	1,369
Long-Term Debt	1,044,951	989,125
Deferred Rent	11,561	10,643
Deferred Tax Liabilities	98,019	91,706
Other Long-Term Liabilities	1,815	2,283
Stockholders’ Equity	18,131	23,243

Total Liabilities And Stockholders’ Equity	$1,279,492	$1,219,080

Yankee Holding Corp.

October 2, 2010 Earnings Release

Supplemental Data

	Quarter	Year to Date	Total
YCC Retail Stores	10 (5)	15 (5)	513
Wholesale Customer Locations - North America	22	1,550	20,716
Wholesale Customer Locations - Europe	591	1,021	4,661
Square Footage - Gross	15,636 (5)	23,174 (5)	985,769
Square Footage - Selling	9,805 (5)	14,847 (5)	759,091
Total Comp Stores & Consumer Direct Sales Change %	1.7%	2.8%
YCC Retail Comp Store Count	486	486	486
Sales per Square Foot (1)		$524
Store Count		486
Average store square footage, gross (2)		1,636
Average store square footage, selling (2)		1,246
Gross Profit (3)
Retail $	$55,053	$148,565
Retail %	69.2%	66.0%
Wholesale $	$46,593	$101,427
Wholesale %	48.5%	46.7%

Segment Profit (3)
Retail $	$13,313	$27,652
Retail %	16.7%	12.3%
Wholesale $	$36,492	$72,672
Wholesale %	37.9%	33.5%

Depreciation & Amortization (3)	$10,433	$31,608

Inventory per Store		$28,341

Inventory Turns (4)		3.4

Capital Expenditures (3)	$4,629	$14,213

(1)	Trailing 12 months, stores open for full 12 months, excluding S. Deerfield/Williamsburg Flagships.
(2)	Excludes S. Deerfield/Williamsburg Flagships.
(3)	Dollars in thousands.
(4)	Based on a 13 month average inventory divided by 12 month rolling COGS.
(5)	Net of closures.

Reconciliation of EBITDA and Adjusted EBITDA

In addition to the results reported in accordance with GAAP, the Company has provided information regarding “EBITDA” and “Adjusted EBITDA”, both of which are non-GAAP financial measures. EBITDA represents earnings/loss from continuing operations before interest, taxes, depreciation and amortization. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and should not be used as an alternative to net income (loss) as an indicator of operating performance or to cash flow as a measure of liquidity. We believe the presentation of EBITDA and Adjusted EBITDA provides useful information to investors regarding our results of operations because such presentation assists in analyzing and benchmarking the performance value of our business. We believe EBITDA and Adjusted EBITDA are useful to investors because they help enable investors to evaluate our business in the same manner as our management evaluates our business, and because these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage. In addition, because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we also use Adjusted EBITDA for business planning purposes, to incent and compensate our management personnel and to measure our performance relative to that of our competitors. While EBITDA and Adjusted EBITDA are frequently used as a measure of operating performance and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. In evaluating our operating performance these measures should be used in conjunction with GAAP measures.

EBITDA and Adjusted EBITDA are calculated as follows:

	Thirteen Weeks Ended October 2, 2010	Thirteen Weeks Ended October 3, 2009	Thirty-nine Weeks Ended October 2, 2010	Thirty-nine Weeks Ended October 3, 2009
Net income (loss)	$8,824	$(735)	(9,866)	(24,745)
Loss from discontinued operations, net of income taxes	49	1,995	342	7,614
Provision for (benefit from) income taxes	4,247	1,045	(6,051)	(13,100)
Interest expense, net - excluding amortization of deferred financing fees	19,488	25,406	64,673	65,717
Amortization of deferred financing fees	1,037	1,007	3,111	3,662
Depreciation	6,345	6,723	19,232	20,202
Amortization	3,054	3,410	9,269	10,229

EBITDA from continuing operations	43,044	38,851	80,710	69,579
Equity-based compensation (a)	199	206	716	617
MDP advisory fees	375	375	1,125	1,125
Purchase accounting (b)	289	77	961	866
Restructuring (c)	—	906	829	1,881
Realized losses on foreign currency (d)	504	302	934	2,361

Adjusted EBITDA	$44,411	$40,717	85,275	76,429

(a)	Non-cash charges related to equity-based compensation.
(b)	Represents purchase accounting adjustments as a result of the Merger in 2007.
(c)	Includes costs associated with employee severance, lease related terminations and other costs associated with the restructuring of the business.
(d)	Represents transaction losses on settlements of our intercompany receivable with our foreign subsidiary and transaction losses from foreign vendors and customers.